Exhibit 99.46

2001-2

FIRST AMENDMENT TO TRUST INDENTURE AND SECURITY AGREEMENT
[NW        ]

This FIRST AMENDMENT TO TRUST INDENTURE AND SECURITY AGREEMENT [NW        ], dated as of [                         ], 2003, by and between U.S. BANK NATIONAL ASSOCIATION (as successor in interest to State Street Bank and Trust Company), not in its individual capacity, except as expressly stated herein, but solely as Indenture Trustee (in such capacity, the “Indenture Trustee”), and NORTHWEST AIRLINES, INC., a Minnesota corporation (the “Owner”), to that certain Trust Indenture and Security Agreement [NW          ] dated as of [                  , 200  ], by and between State Street Bank and Trust Company, as indenture trustee, and the Owner, as supplemented by Trust Indenture Supplement No. 1 [NW      ] (“Trust Indenture Supplement No. 1”) between the Owner and State Street Bank and Trust Company, as indenture trustee, dated [         , 200   ] (such Trust Indenture and Security Agreement [NW         ], as supplemented by Trust Indenture Supplement [NW       ] No. 1, herein called the “Trust Indenture”) (the “Amendment”);

Except as otherwise defined in this Amendment, the terms used herein in capitalized form have the meanings attributed thereto in the Trust Indenture as amended by Section 1 of this Amendment.

WITNESSETH:

WHEREAS, pursuant to the Trust Indenture, the Owner has subjected to the Lien of the Trust Indenture one Airbus [A320-212] [A319-114] Aircraft, which consists of the following components:  (i) Airframe:  FAA Registration No. N      ; Manufacturer’s Serial No.        ; and (ii) Engines: two (2) CFM International, Inc. CFM56-5A[3][5] type engines bearing, respectively, Manufacturer’s Serial Nos. 733[     ] and 733[     ] (all as more fully described in the Trust Indenture);

WHEREAS, U.S. Bank National Association has succeeded to the interest of State Street Bank and Trust Company as Indenture Trustee under the Trust Indenture, as evidenced by the Instrument of Assignment and Acceptance dated as of the date hereof between State Street Bank and Trust Company as original indenture trustee and U.S. Bank National Association as Indenture Trustee, being filed with the Federal Aviation Administration simultaneously herewith;

WHEREAS, a counterpart of the Trust Indenture, to which was attached and made part thereof a counterpart of Trust Indenture Supplement [NW       ] No. 1, was recorded by the Federal Aviation Administration on                 , and assigned Conveyance No.                     ;

WHEREAS, on [                   ] the Owner issued Series A Secured Certificates and Series B Secured Certificates pursuant to the Trust Indenture;

WHEREAS, the Owner and the Indenture Trustee desire to amend the Trust Indenture to provide for the Owner’s issuance of Series C Secured Certificates on the terms provided therein and herein;

NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto agree as follows:

SECTION 1.           Amendment of Annex A to the Trust Indenture.

(a)           Annex A to the Trust Indenture is hereby amended by inserting the following definitions in proper alphabetical order:

“Class C Pass Through Trust” means the pass through trust created by the Pass Through Trust Agreement, dated as of June 3, 1999, among Northwest Airlines Corporation, Northwest Airlines, Inc., and State Street Bank and Trust Company of Connecticut, National Association (as succeeded by U.S. Bank Trust National Association), as supplemented by the Class C Trust Supplement.

“Class C Trustee” means the Pass Through Trustee under the Pass Through Trust Agreement, dated as of June 3, 1999, among Northwest Airlines Corporation, Northwest Airlines, Inc., and State Street Bank and Trust Company of Connecticut, National Association (as succeeded by U.S. Bank Trust National Association), as supplemented by the Class C Trust Supplement.

“Class C Trust Supplement” means the Trust Supplement No. 2003-1 dated as of [              ], 2003 among Northwest Airlines, Inc., Northwest Airlines Corporation and U.S. Bank Trust National Association, as the same may be amended, modified or supplemented.

(b)           The definitions of “Interest Period” “Pass Through Trust,” “Pass Through Trust Agreement”, and “Pass Through Trustee” in Annex A to the Trust Indenture are hereby amended to read as follows:

“Interest Period” means (i) in the case of the first Interest Period, (A) for Series A and Series B Secured Certificates, the period commencing on (and including) the Closing Date and ending on (but excluding) the first Payment Date following the Closing Date and (B) for Series C Secured Certificates, the period commencing on (and including) the date of the Class C Trust Supplement and ending on (but excluding) the first Payment Date following the date of the Class C Trust Supplement, and (ii) in the case of each subsequent Interest Period, the period commencing on (and including) the immediately preceding Payment Date, and ending on the date preceding the next Payment Date.

“Pass Through Trust” means each of the three separate pass through trusts (including the Class C Pass Through Trust) created pursuant to the Pass Through Trust Agreements.

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“Pass Through Trust Agreement” means the pass through trust agreement and each of the three separate pass through trust supplements (including the Class C Trust Supplement), referred to on Schedule III to the Participation Agreement, as the same may be amended, supplemented, or otherwise modified from time to time in accordance with its terms.

“Pass Through Trustee” means U.S. Bank Trust National Association (as successor to State Street Bank and Trust Company of Connecticut, National Association), a national banking association, in its capacity as trustee under each of the three Pass Through Trust Agreements, and each other person that may from time to time be acting as successor trustee under any such Pass Through Trust Agreement.

SECTION 2.           Issuance and Terms of Series C Secured Certificates.  The Owner hereby agrees to issue Series C Secured Certificates, which shall be dated the date of issuance thereof and shall be issued with the maturity, in the principal amount and bear interest at the Debt Rate for Series C Secured Certificates as set forth in Schedule I hereto.  The Owner hereby instructs the Indenture Trustee to execute a certificate of authentication on each Series C Secured Certificate.  On the date of issuance thereof, the Series C Secured Certificates shall be issued to the Subordination Agent on behalf of the Class C Pass Through Trustee for the Class C Pass Through Trust.

SECTION 3.           Amendment of Section 2.11 to the Trust Indenture.  Section 2.11 of the Trust Indenture shall be amended by inserting (i) in the fifth line thereof, immediately after the language “the Prepayment Premium, if”, the language “, in the case of the Series A Secured Certificates and the Series B Secured Certificates” and (ii) in the sixth line thereof, immediately after the language “the Issuance Date”, the language “and in the case of the Series C Secured Certificates, regardless of the date of redemption”.

SECTION 4.           Amendment of the first two pages of Schedule I to the Trust Indenture.

The first two pages of Schedule I to the Trust Indenture are hereby amended in their entirety by replacing them with Schedule I hereto.

SECTION 5.           Amendment to Schedule II to the Trust Indenture.

Schedule II to the Trust Indenture is hereby amended in its entirety by replacing it with Schedule II hereto.

SECTION 6.           Ratification.  Effective as of the date hereof, all references in the Trust Indenture to the “Trust Indenture” shall be deemed to refer to the Trust Indenture as amended by this Amendment, and the parties hereto confirm their respective obligations thereunder.  Except as amended hereby, the Trust Indenture as heretofore supplemented continues and shall remain in full force and effect in all respects.

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SECTION 7.           Counterparts.  This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of such counterparts shall together constitute but one and the same instrument.

SECTION 8.           Severability.  Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 9.           Governing Law.  THIS AMENDMENT HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

SECTION 10.         Miscellaneous.  No term or provision of this Amendment may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the Indenture Trustee, the Owner and any assignee of the Indenture Trustee’s rights hereunder.  The section and paragraph headings in this Amendment are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof and all references herein to numbered sections, unless otherwise indicated, are to sections of this Amendment.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the Owner and the Indenture Trustee have caused this Amendment to be duly executed as of the day and year first above written.

NORTHWEST AIRLINES, INC.,

By:
Name:
Title:

U. S. BANK NATIONAL ASSOCIATION,
not in its individual capacity, except as expressly provided herein, but solely as Indenture Trustee,
Indenture Trustee

By:
Name:
Title:

SCHEDULE I
TO AMENDMENT NO. 1
TO TRUST INDENTURE AND
SECURITY AGREEMENT

SCHEDULE I

The portion of this Schedule appearing below this text is intentionally deleted from the FAA filing counterpart because the parties hereto deem it to contain confidential information.

	Principal Amount		Maturity Date
Series A:	$	[ ]	August 6, 2013
Series B:	$	[ ]	August 6, 2011
Series C:	$	[ ]	November 6, 2008

CERTAIN DEFINED TERMS

Defined Term	Definition

Debt Rate for Series A Secured Certificates:

With respect to (i) the first Interest Period 2.68% per annum and (ii) any subsequent interest period, LIBOR for such Interest Period as determined pursuant to the Reference Agency Agreement plus the Applicable Margin for Series A.

Debt Rate for Series B Secured Certificates:

With respect to (i) the first Interest Period 3.00% per annum and (ii) any subsequent Interest Period, LIBOR for such Interest Period as determined pursuant to the Reference Agency Agreement plus the Applicable Margin for Series B.

Debt Rate for Series C Secured Certificates:

With respect to (i) the first Interest Period [         ]% per annum and (ii) any subsequent Interest Period, LIBOR for such Interest Period as determined pursuant to the Reference Agency Agreement plus the Applicable Margin for Series C, provided that, in any event, the Debt Rate for Series C Secured Certificates shall not to exceed [        ]% per annum.

Applicable Margin:

In the case of the Series A Secured Certificates, .48%  per annum, in the case of Series B Secured Certificates .80% per annum, and in the case of Series C Secured Certificates [         ]% per annum, provided that if the provisions of Section 5(a)(i) of the Note Purchase Agreement require it, the Applicable Margin for Series B

Schedule I-1

Secured Certificates shall be increased to 1.05% per annum as provided therein.

Prepayment Premium:	In the case of the prepayment of the unpaid Principal Amount of Secured Certificates, an amount equal to the following percentage of the Principal Amount prepaid:

If redeemed during the year prior to the anniversary of the Issuance Date indicated below	Prepayment Premium
1st	1.25%
2nd	1.00%
3rd	0.75%
4th	0.50%

Schedule-2

TO AMENDMENT NO. 1
TO TRUST INDENTURE AND
SECURITY AGREEMENT

SCHEDULE II

PASS THROUGH TRUST AGREEMENTS

1.                                       Pass Through Trust Agreement, dated as of June 3, 1999, among Northwest Airlines Corporation, Northwest Airlines, Inc., and State Street Bank and Trust Company of Connecticut, National Association (as succeeded by U.S. Bank Trust National Association), as supplemented by Trust Supplement No. 2001-2A, dated as of July 5, 2001 among Northwest Airlines, Inc., Northwest Airlines Corporation and State Street Bank and Trust Company of Connecticut, National Association (as succeeded by U.S. Bank Trust National Association).

2.                                       Pass Through Trust Agreement, dated as of June 3, 1999, among Northwest Airlines Corporation, Northwest Airlines, Inc., and State Street Bank and Trust Company of Connecticut, National Association (as succeeded by U.S. Bank Trust National Association), as supplemented by Trust Supplement No. 2001-2B, dated as of July 5, 2001 among Northwest Airlines, Inc., Northwest Airlines Corporation and State Street Bank and Trust Company of Connecticut, National Association (as succeeded by U.S. Bank Trust National Association).

3.                                       Pass Through Trust Agreement, dated as of June 3, 1999, among Northwest Airlines Corporation, Northwest Airlines, Inc., and State Street Bank and Trust Company of Connecticut, National Association (as succeeded by U.S. Bank Trust National Association), as supplemented by Trust Supplement No. 2003-1, dated as of [         ], 2003 among Northwest Airlines, Inc., Northwest Airlines Corporation and U.S. Bank Trust National Association.

Schedule II-1